UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2020

PUMA BIOTECHNOLOGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35703	77-0683487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 Wilshire Boulevard, Suite 2150
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)

(424) 248-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PBYI	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

On November 5, 2020, Puma Biotechnology, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2020. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02, including the accompanying exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 2.02 shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On November 5, 2020, the Company also announced interim results from the ongoing SUMMIT trial of neratinib in the cohort of metastatic non-small cell lung cancer (“NSCLC”) patients with epidermal growth factor (“EGFR”) exon 18 mutations that has been previously treated with an EGFR targeted tyrosine kinase inhibitor (“TKI”). The Phase II SUMMIT basket trial is an open-label, multicenter, multinational study to evaluate the safety and efficacy of neratinib administered daily to patients who have solid tumors with activating EGFR exon 18 or HER2 mutations. In the EGFR exon 18 mutation cohort, patients with lung cancer with single or complex EGFR exon 18 mutations, who were EGFR TKI naïve or were previously exposed to EGFR TKI, were enrolled into this study and received 240 mg of neratinib daily as a single agent.

In this cohort of 11, patients had received a median of 2 prior lines of therapy in the metastatic setting (range 1-3 prior regimens) before entering the trial. 10 patients had been previously treated with an EGFR targeted tyrosine kinase inhibitor (gefitinib, erlotinib, osimertinib and/or afatinib).

The interim efficacy results from the trial showed that for the 10 evaluable patients who had been treated with a prior EGFR tyrosine kinase inhibitor, 6 patients (60%) experienced a partial response, which included 4 patients (40%) with a confirmed partial response. Eight patients (80%) experienced clinical benefit (clinical benefit is defined as confirmed complete response or partial response or stable disease for at least 16 weeks). The median duration of response was 7.5 months and the median progression free survival was 9.1 months. The success criteria for both the 1st stage and the 2nd stage of the Simon’s 2-stage design were met and enrollment in the 2nd stage of this cohort continues.

The safety profile observed in the subgroup of patients with EGFR exon 18 mutated NSCLC showed that for the 11 patients who received neratinib in the trial, there were no reports of grade 3 or higher diarrhea. 4 patients (36%) reported grade 1 and 1 patient (9%) reported grade 2 diarrhea. No patients required a dose hold, dose reduction, hospitalization or permanently discontinued neratinib due to diarrhea.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release Announcing Financial Results, dated November 5, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUMA BIOTECHNOLOGY, INC.

Date: November 5, 2020	By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Chief Executive Officer and President